Exhibit 10.2

FIRST AMENDMENT TO THE

SERVISFIRST BANCSHARES, INC.

AMENDED AND RESTATED

2005 STOCK INCENTIVE PLAN

WHEREAS, ServisFirst Bancshares, Inc. (the “Company”) has established and currently maintains the Amended and Restated 2005 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to provide for the net settlement of Option exercises; and

WHEREAS, the Board of Directors of the Company has the authority to adopt the below amendments to the Plan; and

WHEREAS, the Board of Directors has approved of such amendments to the Plan.

NOW, THEREFORE, BE IT RESOLVED, that the following amendment shall be made to the Plan:

1.          The Plan is hereby amended by deleting Section 3.2(c) of the Plan in its entirety and replacing with the following language:

“(c)          Payment. Upon the exercise of an Option, the amount due to the Company shall be paid in cash or by check payable to the order of the Company for the full purchase price of the shares of Stock for which such election is made. Except as otherwise determined by the Committee, in its sole discretion, before the Option is exercised, all or a part of the exercise price may be paid by the Participant (i) by delivery of unrestricted shares of the Company’s Stock owned by the Participant and acceptable to the Committee or (ii) withholding (either actually or by attestation) of shares of Stock otherwise issuable under such Option having an aggregate Fair Market Value (valued at the date of exercise) that is equal to the amount of cash that would otherwise be required; provided, however, that withholding of shares of Stock pursuant to Section 3(c)(ii) hereof shall not be utilized in the exercise of Incentive Stock Options.”

2.          This First Amendment to the Plan was approved by the Board of Directors on June 20, 2016.

3.          Except as expressly modified and amended herein, all the terms and provisions of the Plan shall remain unchanged.

[Signature page follows]

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IN WITNESS WHEREOF, this Amendment has been executed on and is effective as of June 20, 2016.

SERVISFIRST BANCSHARES, INC.

By:	/s/ Thomas A. Broughton, III
Its:	President and Chief Executive Officer

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